SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 23, 1998


INSO CORPORATION
(exact name of registrant as specified in its charter)


Delaware			       0-23384
(State or other		 (Commission File Number)
jurisdiction of
incorporation
or organization)

04-3216243
(IRS Employer Identification Number)

31 St. James Avenue, 11th Floor
Boston, Massachusetts				            02116-4101
(Address of principal				            (Zip Code)
executive offices)


Registrant's telephone number, including area code..(617) 753-6500

Item 2.	Acquisition or Disposition of Assets

(a)	On April 23, 1998, Inso Corporation sold its
linguistic software assets to Lernout & Hauspie Speech
Products N.V. (Lernout & Hauspie) for $19,500,000, plus an additional amount for certain receivables net of certain liabilities. The purchase price was paid 50% in cash and 50% in the form of a note, due June 30, 1998, bearing interest at 5.5% and secured by a letter of credit issued by Banque Paribas. The note will be converted into shares of Lernout & Hauspie common stock having a market value equal to $9,750,000 plus accrued interest assuming shares having such a value are delivered to the Company and are available for public resale before June 30, 1998.
The additional consideration for the other net assets was paid in cash. Included in the assets transferred to Lernout
& Hauspie are all of Inso's linguistic software products, including its proofing tools, reference works, and information management tools, the Quest database search technology, and all customer and supplier agreements related to those products.

Item 7.	Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

Pro Forma financial information is filed as Exhibit 99.3 hereto.

(c)  Exhibits

2.1  	Asset Purchase Agreement dated March 31, 1998, by and among
Inso Corporation, Inso Dallas Corporation, Inso Florida Corporation and Lernout & Hauspie Speech Products N.V. (filed herewith).

99.1    Press release, dated March 31, 1998 (filed herewith).

99.2    Press release, dated April 24, 1998 (filed herewith).

99.3   Pro Forma Financial Information (filed herewith).


SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 6th day of May 1998.

                               INSO Corporation


                               /s/ Bruce G. Hill
                               By:  Bruce G. Hill
                               Vice President, General Counsel and
                               Business Development, and Secretary


EXHIBIT INDEX

Exhibit
No.	       Exhibit Description

2.1    	   Asset Purchase Agreement dated March 31, 1998, by and among
           Inso Corporation, Inso Dallas Corporation, Inso Florida Corporation and Lernout & Hauspie Speech Products N.V.
           (filed herewith).

99.1       Press release, dated March 31, 1998 (filed herewith).

99.2       Press release, dated April 24, 1998 (filed herewith).

99.3       Pro Forma Financial Information (filed herewith).